Exhibit 10.1

CERTIFICATE OF AMENDMENT
TO RESTATED
CERTIFICATE OF INCORPORATION
OF
HESKA CORPORATION

Heska Corporation, a corporation organized and existing under the laws of the State of Delaware, (the "Corporation"), does hereby certify that:

1.  This Amendment to the Corporation's Restated Certificate of Incorporation has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

2.  This Amendment to the Corporation's Restated Certificate of Incorporation amends Article IV of the Corporation's Restated Certificate of Incorporation, by deleting the existing Article IV in its entirety and substituting therefor a new Article IV to read in its entirety as follows:

ARTICLE IV

A.   Authorized Stock.  The total authorized stock of the Corporation, which shall be an aggregate of 175,000,000 shares, shall consist of three classes:  (i) a class consisting of 75,000,000 shares of existing Common Stock having a par value of $0.001 per share (the "Original Common Stock"); (ii) a second class consisting of 75,000,000 shares of NOL Restricted Common Stock having a par value of $0.001 per share (the "Common Stock", and together with the Original Common Stock, the "Common Stock Securities"); and (iii) a third class consisting of 25,000,000 shares of Preferred Stock having a par value of $0.001 per share (the "Preferred Stock").

B.   Preferred Stock.  The Preferred Stock may be issued in any number of series, as determined by the Board of Directors.  The Board of Directors may by resolution fix the designation and number of shares of any such series, and may determine, alter, or revoke the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series.  The Board of Directors may thereafter in the same manner, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, increase or decrease the number of shares of any such series (but not below the number of shares of that series then outstanding).  In case the number of shares of any series shall be decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

C.   Common Stock Securities.

1.  Relative Rights of Preferred Stock and Common Stock Securities.  All preferences, voting powers, relative, participating, optional or other special rights and privileges, and qualifications, limitations or restrictions of the Common Stock Securities are expressly made subject and subordinate to those that may be fixed with respect to any shares of the Preferred Stock.

2.  Relative Rights of Original Common Stock and Common Stock.  Except as otherwise provided in this Article IV, all shares of Original Common Stock and Common Stock shall be identical and shall entitle the holder thereof to the same preferences, voting powers, relative, participating, optional or other special rights and privileges, and qualifications, limitations or restrictions.

3.  Voting Rights.  Except as otherwise required by law or this Restated Certificate of Incorporation, the holder or holders of Common Stock Securities shall vote together as one class, and each holder of Common Stock Securities shall have one vote in respect of each share of such stock held by such holder of record on the books of the corporation, for the election of directors and on all matters submitted to a vote of stockholders of the corporation.

4.  Dividends.  Subject to the preferential rights of the Preferred Stock, if any, the holders of shares of Common Stock Securities shall be entitled to receive, when and if declared by the Board of Directors, out of the assets of the corporation which are by law available therefor, dividends payable either in cash, in property or in shares of capital stock.

5.  Liquidation, Dissolution or Winding Up.  In the event of any dissolution, liquidation or winding up of the affairs of the corporation, after distribution in full of the preferential amounts, if any, to be distributed to the holders of shares of the Preferred Stock, holders of Common Stock Securities shall be entitled, unless otherwise provided by law or this Restated Certificate of Incorporation, to receive all of the remaining assets of the corporation of whatever kind available for distribution to stockholders ratably in proportion to the number of shares of Common Stock Securities held by them respectively.

6.  Subdivisions and Combinations of Shares.  The corporation shall not in any manner subdivide (by stock split, stock dividend or otherwise) or combine (by stock split, stock dividend or otherwise) the outstanding Common Stock or Original Common Stock unless all outstanding Common Stock Securities are proportionately subdivided or combined.

7.  Automatic Conversion.  Each share of NOL Restricted Common Stock shall automatically be converted into the equivalent number of shares of Original Common Stock at the close of business of the Corporation on the Restriction Release Date.  Upon the occurrence of such automatic conversion, all shares of NOL Restricted Common Stock shall be converted without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent, and shall no longer be deemed to be outstanding and all rights with respect to such shares shall immediately cease and terminate, except only the right to receive shares of Original Common Stock in exchange therefor.  Upon the occurrence of such automatic conversion, the holders of NOL Restricted Common Stock shall, upon notice from the Corporation, surrender the certificates representing such shares at the office of the Corporation or of its transfer agent for the Common Stock.  Thereupon, there shall be issued and delivered to such holder a certificate or certificates for the number of shares of Original Common Stock into which the shares of NOL Restricted Common Stock so surrendered were automatically converted.  The Corporation shall not be obligated to issue such certificates unless certificates evidencing the shares of NOL Restricted Common Stock so converted are either delivered to the Corporation or any such transfer agent, or the holder notifies the Corporation that such certificates have been lost, stolen, or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection therewith.  Following such automatic conversion, all shares of NOL Restricted Common Stock so converted shall be retired and cancelled, and the Corporation shall not reissue any shares of NOL Restricted Common Stock.  The Corporation shall, at all times prior to automatic conversion of the NOL Restricted Common Stock, cause to be authorized and reserved for issuance a number of shares of Original Common Stock sufficient to permit conversion of the NOL Restricted Common Stock.

D.   Reclassification.

Immediately upon the effectiveness of the filing of this Certificate of Amendment to the Corporation's Restated Certificate of Incorporation with the Secretary of State of the State of Delaware (the "Effective Time"), each share of Original Common Stock issued and outstanding immediately prior to the Effective Time shall be reclassified as and converted into and shall become one share of NOL Restricted Common Stock ("Common Stock," pursuant to the "Reclassification").

The Reclassification of the shares of Original Common Stock into shares of Common Stock shall be deemed to occur at the Effective Time, regardless of when any certificate previously representing such shares of Original Common Stock (if such shares are held in certificated form) are physically surrendered to the Corporation in exchange for certificates representing shares of such Common Stock.  Each certificate outstanding immediately prior to the Effective Time representing shares of Original Common Stock shall, until surrendered to the Corporation in exchange for a certificate representing such new number of shares of Common Stock, automatically represent from and after the Effective Time the reclassified number of shares of Common Stock.  All options and rights issuable or issued with respect to Original Common Stock pursuant to any stock option plan, employee stock purchase plan or other stock plan of the Corporation prior to the Effective Time shall represent options and rights for the equivalent number of shares of Common Stock from and after the Effective Time.

E.   Transfer Restrictions.

1.   Certain Definitions. As used in this Section E:

"Acquire" or "Acquisition" and similar terms means the acquisition of record, legal, beneficial or any other ownership of Corporation Securities by any means, including, without limitation, (a) the exercise of any rights under any option, warrant, convertible security, pledge or other security interest or similar right to acquire shares, or (b) the entering into of any swap, hedge or other arrangement that results in the acquisition of any of the economic consequences of ownership of Corporation Securities, but shall not include the acquisition of any such rights unless, as a result, the acquirer would be considered an owner of Corporation Securities under the rules of Section 382 of the Code.

"Business Day" means any day, other than a Saturday, Sunday or day on which banks located in Denver, Colorado, are authorized or required by law to close.

"Code" means the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

"Corporation Securities" means (a) shares of Common Stock Securities, (b) shares of Preferred Stock of any class or series of Preferred Stock (other than Preferred Stock that is not "stock" pursuant to Treasury Regulation Sections 1.382-2(a)(3) and 1.382-2T(f)(18)(ii) or any successor provision), (c) warrants, rights or options (within the meaning of Treasury Regulation Section 1.382-4(d), or any successor provision) to purchase Stock and (d) any other interests that would be treated as "stock" of the Corporation pursuant to Treasury Regulation Section 1.382-2T(f)(18), or any successor provision.

"Dispose" or "Disposition" means any direct or indirect sale, transfer, assignment, conveyance, pledge or other disposition or other action in any manner whatsoever, whether voluntary or involuntary, by operation of law or otherwise, by any Person or group that reduces the Percentage Stock Ownership of any Person or group.

"Entity" means an entity within the meaning of Treasury Regulation Section 1.382-3(a)(1).

Five Percent Shareholder" means (i) a Person or group of Persons that is identified as a "5-percent shareholder" of the Corporation pursuant to Treasury Regulation Section 1.382-2T(g)(1)  (or any successor provision) or (ii) a Person that is a "first tier entity" or "higher tier entity" of the Corporation if that person has a "public group" or individual, or a "higher tier entity" of that Person has a "public group" or individual, that is treated as a "5-percent shareholder" of the Corporation pursuant to Treasury Regulation Section 1.382-2T(g) or any successor provision (where the terms "first tier entity," "higher tier entity" and "public group" are defined in Treasury Regulation Section 1.382-2T(f) or any successor provision), but excluding any "public group" with respect to the Corporation, as that term is defined in Treasury Regulation Section 1.382-2T(f)(13) (or any successor provision).  For the purposes of determining the existence and identity of, and the amount of Corporation Securities owned by, any Five Percent Shareholder, the Corporation is entitled to rely conclusively on (a) the existence and absence of filings of Schedules 13D or 13G under the Securities Exchange Act of 1934, as amended (or any similar schedules) as of any date, and (b) its actual knowledge of the ownership of the Corporation Securities.

"Percentage Stock Ownership" and similar terms means percentage Stock Ownership of any Person or group for purposes of Section 382 of the Code, as determined in accordance with Treasury Regulation Section 1.382-2T(g), (h), (j) and (k) (or any successor provision).

"Person" means an individual, corporation, estate, trust, association, limited liability company, partnership, joint venture or similar organization, and also includes a syndicate or group as those terms are used for the purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended.

"Prohibited Transfer" means any purported Transfer of Corporation Securities to the extent that such a Transfer is prohibited and/or void under this Article IV.

"Restriction Release Date" means such date, after the Effective Time, that is the earlier of (i) the date that Section 382 of the Code or any successor statute is repealed if the Board of Directors determines in good faith that this Article IV is no longer necessary or advisable for preservation of the Tax Benefits, (ii) the date that the Board of Directors determines in good faith that it is in the best interests of the Corporation and its stockholders for the transfer restrictions set forth in this Article IV to terminate, or (iii) January 1, 2026.  Any such determinations by the Board of Directors shall be set forth in a written resolution that is publicly announced or otherwise made available to stockholders.

"Restricted Holder" means a Person or group of Persons that (a) is a Five Percent Shareholder and Acquires or proposes to Acquire Corporation Securities, or (b) is proposing to Acquire Corporation Securities, and following such proposed Acquisition of Corporation Securities, would be a Five Percent Shareholder.

"Stock" means any interest that would be treated as "stock" of the Corporation pursuant to Treasury Regulation Sections 1.382-2(a)(3) and 1.382-2T(f)(18) (or any successor provisions).

"Stock Ownership" means any direct or indirect ownership of Stock, including any ownership by virtue of application of constructive ownership rules, with such direct, indirect and constructive ownership determined under the provisions of Section 382 of the Code.

"Tax Benefits" means the net operating loss carryovers, capital loss carryovers, general business credit carryovers, alternative minimum tax credit carryovers and foreign tax credit carryovers, as well as any loss or deduction attributable to a "net unrealized built-in loss" within the meaning of Section 382 of the Code, of the Corporation or any direct or indirect subsidiary thereof.

"Transfer" means any direct or indirect Acquisition or Disposition of Corporation Securities or other action in any manner whatsoever, whether voluntary or involuntary, by operation of law or otherwise, that alters the Percentage Stock Ownership of any Person or group, or any attempt to do any of the foregoing.  A Transfer shall also include the creation or grant of an option (including within the meaning of Treasury Regulation Section 1.382-4(d)).  A Transfer shall not include an issuance or grant of Corporation Securities by the Corporation.

"Treasury Regulation" means a Treasury Regulation promulgated under the Code.

2.   Transfer Restrictions.

(a)  From and after the Effective Time and prior to the Restriction Release Date, no Transfer shall be permitted, and any such purported Transfer shall be void ab initio, to the extent that after giving effect to such purported Transfer (or any series of Transfers of which such Transfer is a part), either (i) any Person or group of Persons shall become a Five Percent Shareholder, or (ii) the Percentage Stock Ownership interest in the Corporation of any Five Percent Shareholder shall be increased.  The prior sentence is not intended to prevent the Corporation Securities from being DTC-eligible and shall not preclude the settlement of any transactions in the Corporation Securities entered into through the facilities of a national securities exchange or any national securities quotation system, provided, that if the settlement of the transaction would result in a Prohibited Transfer, such Transfer shall nonetheless be a Prohibited Transfer.

(b)  The restrictions contained in this Article IV are for the purposes of reducing the risk that any "ownership change" of the Corporation Securities (as defined in the Code) may limit the Corporation's ability to utilize its Tax Benefits.  In connection therewith, and to provide for effective policing of these provisions, a Restricted Holder who proposes to Acquire Corporation Securities shall, prior to the date of the proposed Acquisition, request in writing (a "Request") that the Board of Directors of the Corporation (or a committee thereof that has been appointed by the Board of Directors) review the proposed Acquisition and authorize or not authorize the proposed Acquisition in accordance with this Section E.2(b) of Article IV.  A Request shall be mailed or delivered to the Secretary of the Corporation at the Corporation's principal place of business, or telecopied to the Corporation's telecopier number at its principal place of business.  Such Request shall be deemed to have been received by the Corporation when actually received by the Secretary of the Corporation.  A Request shall include (i) the name, address and telephone number of the Restricted Holder, (ii) a description of the Restricted Holder's direct and indirect ownership of Corporation Securities, (iii) a description of the Corporation Securities that the Restricted Holder proposes to Acquire, (iv) the date on which the proposed Acquisition is expected to take place (or, if the Acquisition is proposed to be made by a Five Percent Shareholder in a transaction on a national securities exchange or any national securities quotation system, a statement to that effect), (v) the name of the proposed transferor of the Corporation Securities that the Restricted Holder proposes to Acquire (or, if the Acquisition is proposed to be made by a Five Percent Shareholder in a transaction on a national securities exchange or any national securities quotation system, a statement to that effect), and (vi) a request that the Board of Directors (or a committee thereof that has been appointed by the Board of Directors) authorize, if appropriate, the Acquisition pursuant to this Section E.2(b) of Article IV.

(c)     The Board of Directors may authorize an Acquisition by a Restricted Holder, or otherwise determine to waive the application of any restrictions contained in this Article IV, if it determines, in its sole discretion, that, after taking into account the preservation of the Tax Benefits, such Acquisition or waiver would be in the best interests of the Corporation and its stockholders and in such cases, the restrictions set forth in Section E.2(a) of this Article IV shall not apply, notwithstanding the effect of any such authorization or waiver on the Tax Benefits.  Any proposed Acquisition by a Restricted Holder that is not so authorized by the Board of Directors or subject to such a waiver shall be deemed a Prohibited Transfer.  The Board of Directors may, in its sole discretion, impose any conditions that it deems reasonable and appropriate in connection with authorizing any such Acquisition by a Restricted Holder or granting such a waiver.  In addition, the Board of Directors may, in its sole discretion, require such representations from the Restricted Holder or such opinions of counsel to be rendered by counsel selected by the Board of Directors, in each case as to such matters as the Board of Directors may determine.  Any Restricted Holder who makes a Request to the Board of Directors shall reimburse the Corporation, on demand, for all costs and expenses incurred by the Corporation with respect to any proposed Acquisition of Corporation Securities subject to such Request, whether or not such Request is granted, including, without limitation, the Corporation's costs and expenses incurred in determining whether to authorize the proposed Acquisition, which costs may include, but are not limited to, any expenses of counsel and/or tax advisors engaged by the Board of Directors to advise the Board of Directors or deliver an opinion thereto.

3.   Treatment of Excess Securities.

(a)  No employee or agent of the Corporation shall record any Prohibited Transfer, and the purported transferee of a Prohibited Transfer (the "Purported Transferee") shall not be recognized as a stockholder of the Corporation for any purpose whatsoever in respect of the Corporation Securities which are the subject of the Prohibited Transfer (the "Excess Securities").  The Purported Transferee shall not be entitled with respect to such Excess Securities to any rights of stockholders of the Corporation, including, without limitation, the right to vote such Excess Securities and to receive dividends or distributions, whether liquidating or otherwise, in respect thereof.  Once the Excess Securities have been acquired in a Transfer that is not a Prohibited Transfer, such Corporation Securities shall cease to be Excess Securities.

(b)      If the Board of Directors determines that a Prohibited Transfer has been recorded by an agent or employee of the Corporation notwithstanding the prohibition in Section E.3(a) of this Article IV, such recording and the Prohibited Transfer shall be void ab initio and have no legal effect and, upon written demand by the Corporation, the Purported Transferee shall transfer or cause to be transferred any certificate or other evidence of ownership of the Excess Securities within the Purported Transferee's possession or control, together with any dividends or other distributions that were received by the Purported Transferee from the Corporation with respect to the Excess Securities (the "Prohibited Distributions"), to an agent designated by the Board of Directors (the "Agent").  In the event of an attempted Prohibited Transfer involving the purchase or Acquisition of Corporation Securities in violation of this Article 4 by a Restricted Holder, the Agent shall thereupon sell to a buyer or buyers, which may include the Corporation or the purported transferor, the Excess Securities transferred to it in one or more arm's-length transactions (including over a national securities exchange or national securities quotation system on which the Corporation Securities may be traded); provided, however, that the Agent, in its sole discretion, shall effect such sale or sales in an orderly fashion and shall not be required to effect any such sale within any specific time frame if, in the Agent's discretion, such sale or sales would disrupt the market for the Corporation Securities, would adversely affect the value of the Corporation Securities or would be in violation of applicable securities laws.  If the Purported Transferee has resold the Excess Securities before receiving the Corporation's demand to surrender the Excess Securities to the Agent, the Purported Transferee shall be deemed to have sold the Excess Securities for the Agent, shall be deemed to hold in trust for the Agent, and shall be required to transfer to the Agent, any Prohibited Distributions and proceeds of such sale, except to the extent that the Corporation grants written permission to the Purported Transferee to retain a portion of such sales proceeds not exceeding the amount that the Purported Transferee would have received from the Agent pursuant to Section E.3(c) of this Article IV if the Agent, rather than the Purported Transferee, had resold the Excess Securities.

(c)  The Agent shall apply any proceeds of a sale by it of Excess Securities and, if the Purported Transferee had previously resold the Excess Securities, any amounts received by it from a Purported Transferee, together with any Prohibited Distributions received by it, as follows:  (i) first, to reimburse itself to the extent necessary to cover its costs and expenses incurred in accordance with its duties hereunder; (ii) second, to reimburse the Purported Transferee for the amounts paid by the Purported Transferee for the Excess Securities (or in the case of any Prohibited Transfer by gift, devise or inheritance or any other Prohibited Transfer without consideration, the fair market value, calculated on the basis of the closing market price for the Corporation Securities on the day before the Prohibited Transfer), and (iii) third, the remainder, if any, to the original transferor, or, if the original transferor cannot be readily identified, to the Company to the extent of any amounts owing to the Company pursuant to Section E.3(f) below, with the remainder, if any, to be donated to an entity designated by the Corporation's Board of Directors that is described in Section 501(c) of the Code, contributions to which must be eligible for deduction under each of Sections 170(b)(1)(A), 2055 and 2522 of the Code.  The recourse of any Purported Transferee with respect of any Prohibited Transfer shall be limited to the amount payable to the Purported Transferee pursuant to clause (ii) of this Section E.3(c) of this Article IV.  Except as may be required by law, in no event shall the proceeds of any sale of Excess Securities pursuant to this Article IV inure to the benefit of the Corporation or the Agent, except to the extent used to cover costs and expenses incurred by the Agent in performing its duties hereunder.

(d)  In the event of any Transfer which does not involve a transfer of securities of the Corporation within the meaning of Delaware law ("Securities," and individually, a "Security") but which would cause a Five Percent Shareholder to violate a restriction on Transfers provided for in this Article IV, the application of Section E.3(b) and Section E.3(c) shall be modified as described in this Section E.3(d).  In such case, no such Five Percent Shareholder shall be required to dispose of any interest that is not a Security, but such Five Percent Shareholder and/or any Person whose ownership of Securities is attributed to such Five Percent Shareholder shall be deemed to have disposed of and shall be required to dispose of sufficient Securities (which Securities shall be disposed of in the inverse order in which they were acquired) to cause such Five Percent Shareholder, following such disposition, not to be in violation of this Article IV.  Such disposition shall be deemed to occur simultaneously with the Transfer giving rise to the application of this provision, and such number of Securities that are deemed to be disposed of shall be considered Excess Securities and shall be disposed of through the Agent as provided in Section E.3(b) and Section E.3(c), except that the maximum aggregate amount payable either to such Five Percent Shareholder, or to such other Person that was the record owner of such Excess Securities, in connection with such sale shall be the fair market value of such Excess Securities at the time of the purported Transfer.  All expenses incurred by the Agent in disposing of such Excess Stock shall be paid out of any amounts due such Five Percent Shareholder or such other Person.  The purpose of this Section E.3(d) is to extend the restrictions in Section E.2(a) and Section E.3(a) to situations in which there is a Five Percent Shareholder without a direct Transfer of Securities, and this Section E.3(d), along with the other provisions of this Article IV, shall be interpreted to produce the same results, with differences as the context requires, as a direct Transfer of Corporation Securities.

(e)  If the Purported Transferee fails to surrender to the Agent the Excess Securities or the proceeds of a sale thereof, or any Prohibited Distributions received by it, or to otherwise comply with Section E.3 of this Article IV, within thirty (30) days from the date on which the Corporation makes a demand pursuant to Section E.(3)(b) of this Article IV, or any written demand with respect to a deemed disposition pursuant to Section E.3(d) of this Article IV, then the Corporation may take such actions as it deems necessary or advisable to enforce the provisions hereof, and/or enjoin or rescind any violation hereof, including the institution of legal or equitable proceedings to compel such surrender.

(f)  If any Person shall knowingly violate, or knowingly cause any other Person under control of such Person (a "Controlled Person") to violate this Article IV, then that Person and any such Controlled Person shall be jointly and severally liable for, and shall pay to the Corporation, such amount as will, after taking account of all taxes imposed with respect to the receipt or accrual of such amount and all costs incurred by the Corporation as a result of such violation, put the Corporation in the same financial position as it would have been in had such violation not occurred.

4.   Amendment of Transfer Restrictions.  Notwithstanding the provisions of Article XII of the Corporation's Restated Certificate of Incorporation, the Corporation may only amend or repeal any of the provisions set forth in this Section E. by the affirmative vote of the holders of two-thirds of the shares entitled to vote thereon.

5.   Legends; Compliance

(a)  All certificates reflecting Corporation Securities on or after the Effective Time shall, until the Restriction Release Date, bear a conspicuous legend in substantially the following form:

THE RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED (THE "CERTIFICATE OF INCORPORATION"), OF THE CORPORATION CONTAINS RESTRICTIONS PROHIBITING THE TRANSFER (AS DEFINED IN THE CERTIFICATE OF INCORPORATION) OF STOCK OF THE CORPORATION (INCLUDING THE CREATION OR GRANT OF CERTAIN OPTIONS, RIGHTS AND WARRANTS) WITHOUT THE PRIOR AUTHORIZATION OF THE BOARD OF DIRECTORS OF THE CORPORATION (THE "BOARD OF DIRECTORS") IF SUCH TRANSFER AFFECTS THE PERCENTAGE OF STOCK OF THE CORPORATION (WITHIN THE MEANING OF SECTION 382 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") AND THE TREASURY REGULATIONS PROMULGATED THEREUNDER) THAT IS TREATED AS OWNED BY A FIVE PERCENT SHAREHOLDER UNDER THE CODE AND SUCH REGULATIONS.  IF THE TRANSFER RESTRICTIONS ARE VIOLATED, THEN THE TRANSFER WILL BE VOID AB INITIO AND THE PURPORTED TRANSFEREE OF THE STOCK WILL BE REQUIRED TO TRANSFER EXCESS SECURITIES (AS DEFINED IN THE CERTIFICATE OF INCORPORATION) TO THE CORPORATION'S AGENT.  IN THE EVENT OF A TRANSFER WHICH DOES NOT INVOLVE SECURITIES OF THE CORPORATION WITHIN THE MEANING OF THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE ("SECURITIES") BUT WHICH WOULD VIOLATE THE TRANSFER RESTRICTIONS, THE PURPORTED TRANSFEREE (OR THE RECORD OWNER) OF THE SECURITIES WILL BE REQUIRED TO TRANSFER SUFFICIENT SECURITIES PURSUANT TO THE TERMS PROVIDED FOR IN THE CORPORATION'S CERTIFICATE OF INCORPORATION TO CAUSE THE FIVE PERCENT STOCKHOLDER TO NO LONGER BE IN VIOLATION OF THE TRANSFER RESTRICTIONS.  THE CORPORATION WILL FURNISH WITHOUT CHARGE TO ANY PROPERLY INTERESTED PERSON A COPY OF THE CERTIFICATE OF INCORPORATION, CONTAINING THE ABOVE-REFERENCED TRANSFER RESTRICTIONS, UPON WRITTEN REQUEST TO THE CORPORATION AT ITS PRINCIPAL PLACE OF BUSINESS."

The Board of Directors may also require that any certificates issued by the Corporation evidencing ownership of shares of Stock that are subject to conditions imposed by the Board of Directors under Section E.2(b) of this Article IV also bear a conspicuous legend referencing the applicable restrictions.

(b)  The Corporation shall have the power to make appropriate notations upon its stock transfer records and to instruct any transfer agent, registrar, securities intermediary or depository with respect to the requirements of this Article IV for any uncertificated Corporation Securities or Corporation Securities held in an indirect holding system.  At the request of the Corporation, or as a condition to the registration of the Transfer of any Stock, any Person who is a beneficial, legal or record holder of Stock, and any proposed transferee of such Stock and any Person controlling, controlled by or under common control with the proposed transferee of such Stock, shall provide such information as the Corporation may request from time to time in order to determine compliance with this Article IV or the status of the Tax Benefits of the Corporation.

(c)  Nothing contained in this Article IV shall limit the authority of the Board of Directors of the Corporation to take such other action to the extent permitted by law as it deems necessary or advisable to preserve the Corporation's Tax Benefits.  The Board of Directors of the Corporation shall have the power to determine all matters necessary for determining compliance with this Article IV, including, without limitation, determining (i) the identification of Five Percent Shareholders and Restricted Holders, (ii) whether a Transfer or proposed Transfer is a Prohibited Transfer, (iii) the Percentage Stock Ownership in the Corporation of any Five Percent Shareholders and Restricted Holders, (iv) whether an instrument or right constitutes a Corporation Security, (v) the amount (or fair market value) due to a Purported Transferee, (vi) the interpretation of the provisions of this Article IV, and (vii) any other matters which the Board of Directors deems relevant.  In addition, the Board of Directors may, to the extent permitted by law, from time to time establish, modify, amend or rescind Bylaws, regulations and procedures of the Corporation not inconsistent with the express provisions of this Article IV for purposes of determining whether any Transfer of Stock would jeopardize the Corporation's ability to preserve or use the Tax Benefits, or for the orderly application, administration and implementation of the provisions of this Article IV.  In the case of an ambiguity in the application of any of the provisions of this Article IV, including any definition used herein, the Board of Directors shall have the power to determine the application of such provisions with respect to any situation based on its reasonable belief, understanding or knowledge of the circumstances.  In the event that this Article IV requires an action by the Board of Directors but fails to provide specific guidance with respect to such action, the Board of Directors shall have the power to determine the action to be taken so long as such action is not contrary to the provisions of this Article IV.  All actions, calculations, interpretations and determinations that are done or made by the Board of Directors in good faith pursuant to this Article IV shall be final, conclusive and binding on the Corporation, the Agent, and all other parties to a Transfer; provided, however, that the Board of Directors may delegate all or any portion of its duties and powers under this Article IV to a committee of the Board of Directors as it deems advisable or necessary.  All references in this Article IV to the Code and the regulations promulgated thereunder shall be deemed to include any successor provision.

(d)  To the fullest extent permitted by law, the Corporation and the members of the Board of Directors shall be fully protected in relying in good faith upon the information, opinions, reports or statements of the chief executive officer, the chief financial officer or the chief accounting officer of the Corporation or of the Corporation's legal counsel, independent auditors, transfer agent, investment bankers or other employees and agents in making the determinations and findings contemplated by this Article IV, and the members of the Board of Directors shall not be responsible for any good faith errors made in connection therewith.

(e)  Nothing contained in this Article IV shall be construed to give any Person other than the Corporation or the Agent any legal or equitable right, remedy or claim under this Article IV.  This Article IV shall be for the sole and exclusive benefit of the Corporation and the Agent.

(f)  With regard to any power, restriction, remedy or right provided herein or otherwise available to the Corporation or the Agent provided under this Article IV, (i) no waiver will be effective unless expressly contained in writing signed by the waiving party; and (ii) no waiver alteration, modification or impairment will be implied by reason of any previous waiver, extension of time, delay or omission in exercise, or other indulgence.

(g)  If any provision of this Article IV or the application of any such provision to any Person or under any circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision of this Article IV.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, this Certificate of Amendment to the Corporation's Restated Certificate of Incorporation has been executed by a duly authorized officer of the corporation on this the [     ]th day of [     ] 2010.

Heska Corporation

By:

Name:

Title: